Southern Community receives notification from NASDAQ concerning Restricted Stock Plan

Winston-Salem, North Carolina – (MARKET WIRE) 04/06/2011 – Southern Community Financial Corporation (NASDAQ: SCMF) (NASDAQ: SCMFO) announced today that it was notified by NASDAQ on April 1, 2011 that the Company is in violation of NASDAQ Listing Rule 5635(c) because it adopted its 2007 Restricted Stock Plan (the “Plan”) without obtaining shareholder approval. Additionally, the Company did not file with NASDAQ a Listing of Additional Shares notification at least 15 days prior to establishing the Plan in violation of Listing Rule 5250(e)(2).

The Company has 45 calendar days to submit to NASDAQ a plan to regain compliance. If the compliance plan is accepted, the Company may be granted up to 180 calendar days from the date of the initial notice to evidence compliance.

The Plan was adopted by the Board of Directors in 2007 and a Form 8-K under Item 5.02: Compensatory Arrangements of Certain Officers was timely filed with the Securities and Exchange Commission. Details of the restricted stock grants have been included in the Company’s Securities and Exchange Commission annual 10-K filings for the years ended 2007, 2008, 2009 and 2010. The Plan was approved for 300,000 shares and to date grants to employees totaling 128,750 shares have been made, but no shares have vested. Total authorized shares approved by the shareholders are 30,000,000 shares and there were 16,838,125 shares outstanding as of March 31, 2011.

The Company plans to submit the Plan for shareholder approval at its Annual Meeting. Details of the Plan will be submitted with the Annual Notice of Meeting and Proxy Statement.

About Southern Community Financial Corporation

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively.  Additional information about Southern Community is available on our website at www.smallenoughtocare.com (including the Form 8-K filed with the Securities and Exchange Commission) or by email at investor.relations@smallenoughtocare.com.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to our plans, objectives, expectations, intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans or expectations contemplated by our Company will be achieved.

All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above.  We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposal to approve the Plan. In connection with the Plan, the Company intends to file relevant materials with the SEC, including the Company's proxy statement in definitive form. The Company’s stockholders are strongly advised to read all relevant documents filed with the SEC, including the Company’s definitive proxy statement, because they will contain important information about the Plan. These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, documents will also be available from the Company at no charge by contacting James C. Monroe, Jr., Treasurer at (336) 768-8500 or from the Company’s website (www.smallenoughtocare.com).

Participants in Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the Plan. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting decisions.

For additional information:
F. Scott Bauer - Chairman/CEO
James Hastings, Executive Vice President/CFO
(336) 768-8500